UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2011

(Exact name of registrant as specified in charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8 – Other Events

Item 8.01	Other Events

On September 1, 2011, KeyCorp submitted redemption notices to the property trustee for each trust listed below, which will result in the redemption of the trust preferred securities identified below on the redemption date specified for each security. The trust preferred securities will be redeemed at the redemption price of $1,000 per trust preferred security plus accrued and unpaid interest to the redemption date. Under applicable regulatory capital guidelines, upon notice of redemption, these trust preferred securities will no longer qualify as Tier 1 Capital for KeyCorp. These redemptions are consistent with the updated capital plan KeyCorp submitted to the Board of Governors of the Federal Reserve System. The redemptions will be funded with existing available cash.

Trust	Security	Principal Amount	CUSIP	Redemption Date
Union State Statutory Trust II	Floating Rate Capital Securities	$20,000,000	227USTR02	10/31/2011
Union State Statutory Trust IV	Floating Rate Capital Securities	$10,000,000	228USTR04	10/7/2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP
(Registrant)

Date: September 1, 2011	/s/ Paul N. Harris
	By:	Paul N. Harris
General Counsel and Secretary